EXHIBIT 10

                            AGREEMENT - PRIVATE

This agreement (the "Agreement") is entered into by and between Alanco Environmental Resources Corporation ("Alanco") and Gold And Minerals Company,

Inc. ("GAM"), effective as of September 1, 1999.

     WHEREAS, Alanco leases 13 mining claims on approximately 268 acres in Mohave County, Arizona from the United States Bureau of Land Management (the "BLM") known as the COD Mine (the "COD Mine").

     WHEREAS, Alanco also owns various personal property (the "Property") and buildings (the "Buildings") at the COD Mine.


     WHEREAS, GAM desires to purchase the COD Mine, the Property and the Buildings from Alanco and Alanco desires to sell said assets to GAM. (Hereinafter the COD Mine, the Property and the Building may be referred to as the "Assets.")

     NOW, THEREFORE, the parties hereto agree as follows:



     1. Alanco hereby sells, transfers, assigns and grants unto GAM: (a) the COD Mine by way of the Quit Claim Deed set forth as Exhibit A attached hereto; and (b) the Buildings and the Property by way of the Bill of Sale set forth as Exhibit B attached hereto.



     2. The purchase price for the Assets shall be Four Million Dollars ($4,000,000) (the "Purchase Price"). However, the Purchase Price shall be subject to adjustment if the results of the 1999 appraisal of the COD Mine (the "Appraisal") yield a value of less than $3,600,000 or more than $4,400,000.


     3.  The Purchase Price shall be paid by GAM by delivering to Alanco Four

Million (4,000,000) shares of its Series A Convertible Preferred Stock as more fully described in Certificate of Designation set forth in Exhibit C attached hereto (the "Series A Preferred Stock"), subject to adjustment per the Appraisal.


     4.  GAM hereby represents and warrants to Alanco as follows:


        (a) GAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

        (b) The authorized capital of GAM consists of, immediately prior to closing, of: (i) 10,000,000 shares of Preferred Stock, par value $.001, of which no shares have been issued; and (ii) 60,000,000 shares of Common Stock, $.001 par value, of which 39,933,660 shares are issued and outstanding, with up to an additional 10,000,000 shares may be issued to the Chairman and the President of GAM upon conversion of GAM's outstanding debt to them.

        (c) The issuance of the Series A Preferred Stock has been duly authorized by GAM's Board of Directors and the Certificate of Designation for the Preferred Stock shall be filed with and accepted by the Nevada Secretary Of State prior to the closing of the transaction contemplated by this Agreement. The Series A Preferred Stock when issued to Alanco will be duly validly issued, fully paid and non-assessable.



     5. GAM shall not sell, transfer, assign or pledge any of the Assets without the prior written approval of Alanco, so long as any Series A Preferred Stock is owned by Alanco. However, in the event Alanco pledges the Series A Preferred Stock, the above-stated restriction on GAM's transfer of the Assets shall cease and terminate.



     6. Alanco warrants that the Appraisal is the true and correct appraisal received from the appraiser. Alanco also warrants that its has full right, title and interest in the Assets and it has the right to sell and transfer the Assets, subject to the BLM owing the real estate at the COD Mine. Alanco further warrants that the Assets are free from any liens and are unencumbered by any debt.



     7. Any controversy or claim arising out of or relating to this Agreement, except for a request for injunctive relief, shall be settled by arbitration in the Phoenix metropolitan area in accordance with the then governing rules of the American Arbitration Association. The party to whom the arbitrator or arbitration panel makes an award shall be entitled to receive as part of the award the reasonable cost of its attorney fees and litigation expenses. Judgment upon the award rendered in the arbitration may be enforced in court described in Paragraph 10 below of this Agreement.


     8. The transaction contemplated by this Agreement shall be consummated as soon as reasonably possible, with Alanco holding the executed Exhibit A and executed Exhibit B until such time on or before September 15, 1999 that GAM delivers a duly authorized and executed Preferred Stock certificate representing 4,000,000 shares of Series A Preferred Stock to Alanco.

     9. This rights and obligations upon the parties to this Agreement may not be assigned by one party without the prior written consent of the other party.


     10.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona, United States of America. The parties hereby expressly agree that the proper venue for any claim or cause of action by the parties shall be the Superior Court for Maricopa County, Arizona and the each party upon execution of this Agreement consents to the service of process from such court.



     11. No modification or amendment of this Agreement shall be valid unless it is in writing and signed by both parties hereto.

     12. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the Company and Employee.
     13. The waiver by either party of a breach of any term of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.



     14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date first above written.



                        ALANCO ENVIRONMENTAL RESOURCES CORPORATION


                     By: /s/ Robert R. Kauffman
                            -----------------------------

                        Robert R. Kauffman, Chairman

                        GOLD AND MINERALS COMPANY, INC.


                     By: /s/ Charles C. Mottley
                            ---------------------------
                        Charles C. Mottley, Chairman


                                      EXHIBIT A

                                    BILL OF SALE

      Alanco Environmental Resources Corporation hereby sells, assigns, transfers and grants unto Gold And Minerals Company, Inc. all Buildings located on the COD Mine site in Mohave County, Arizona and the personal property set forth on the attached schedule.

                        ALANCO ENVIRONMENTAL RESOURCES CORPORATION

                     By: /s/ Robert R. Kauffman
                         -----------------------------
                         Robert R. Kauffman, Chairman




EXHIBIT A   ATTACHMENT

                EQUIPMENT AND BUILDING LIST, C.O.D. MINE


Item     Quantity        Description of Equipment and Current Condition


  1              1            Metal Building housing Gravity Mill, 45' X 94'.
                                Building in good repair, except it
                                 does need repair to doors

  2              1            24" Wemco Spiral Classifier, Double Pitch, Flared
                                Tank, Type SH, Serial
                                No. 6137285-2.  Needs minor  work, but
                                essentially in good repair.

  3              1             3'X 6' March Rod Mill, S/N 272, 24" Diameter
                                Discharge Trunnion,
                                Cast shell bolted to Cast Heads, End Liners
                                Good, Shell Liners Good,
                                Spur Gear and Pinion V-belt driven by 75 HP
                                Slip Ring Motor, 3/60/440
                                volt.  Complete with non-reversing drum
                                controller and grids.  Some new
                                spare rods associated with Mill.

  4              1             Size 666 Deister Diagonal Deck Table, Triple
                                Deck, S/N 1008, with
                                 motor and drive.  Essentially in good shape
                                with one table needing
                                 repairs to the rubber decking and riffle
                                cleats.

                  1             Pump associated with the Rod Mill/Screw
                                Classifier.

  6              1             Crushing Circuit Equipment and Conveyors, less
                                motors
                                   1.   10" X 20" Pacific Jaw Crusher, Type KH,
                                        S/N 122, Flat face
                                        pulley, V-belt driven by 25 HP motor
                                        3/60/220/440 volt.
                                   2.   Conveyor belt from feed hopper to Jaw.
                                   3.   Conveyor belt from Jaw to Screen.


                                   4.   Conveyor belt from under Screen to
                                        Stock Pile of crushed ore.
                                   5.   Conveyor belt from Screen oversize
                                        (from Rolls) to conveyor.
                                   6.   Conveyor belt from the conveyor belt
                                        from Rolls back to Jaw.
                                   7.   Feed Hopper with Pan Feeder for Raw
                                        Ore.  Feeds conveyor to
                                        Jaw.
                                   8.   Feed Hopper with Weigh System for Mill.
                                        Contains FMC
                                        vibrator feeder and Detecto Scale.
                                   9.   Conveyor from Crushed ore Feed Hopper
                                        to Rod Mill/Screw
                                        classifier
                                  10.   Cedar Rapid 30" X 18" Rolls and Screen
                                        Combination on
                                        wheeled platform.
                                        The crushing circuit is in ill repair,
                                        all belts must be replaced and all new
                                        motors must be installed.

  7                  1                 Metal Building housing Atlas Copco
                                        Compressor and work shop for head
                                        frame area.  Building in good shape
                                        with minor repairs needed.

  8                  1                Atlas Copco Compressor, 500 CFM, S/N
                                        53059. Stationary Electric Unit.
                                        Needs minor repairs.  Receiver tank
                                        located outside in good shape.

  9                  1               Metal Buildig housing Hoist, 20' X 24".
                                        Good shape with minor repairs
                                        needed.
 10                  1               Hoist _ Lingerwood Mfg. Co. /" cable. 5'
                                        drum with 50 HP Electric
                                        Motor, 800' Capacity.  The variable
                                        speed controller has been badly
                                        cannibalized for the copper wiring by
                                        vandals.  This along with the
                                        majority of the wiring will have to be
                                        replaced.  The hoisting capacity
                                        was rated at 120 T.P.D..  Modifications
                                        to the shaft design and hoist can
                                       increase this capacity.

 11                 1               52' Head Frame, Custom made in 1984.  head
                                        Frame, Ore Skip and work
                                        car are in good shape with only minor
                                        repairs needed.

 12                  1              Small portable hoist located at headframe
                                        area.  Used for the lowering
                                        raising of the pump for pumping water
                                        from the shaft.  In fair shape.

 13                  1              Office Building and Change Room.  Has been
                                        badly vandalized and is in



                                        need of major repairs.  The main
                                        structure is in good condition.

 14                  2             Two large Powder magazines available on
                                        site.  State Mine and MSHA
                                        approved.

 15                  4             Various fuel and water storage tanks
                                        available on the property.

        * The electrical at the mine has been badly vandalized and is going to need to be completely replaced. All PVC plumbing over the years has deteriorated and will need to be replaced, besides being badly vandalized. The road into the mine has been maintained on a minimal basis and will need to be redone to allow access of any heavy equipment.




                                     EXHIBIT B

WHEN RECORDED MAIL TO:

Gold and Minerals Company, Inc.
10115 E. Mountain View, Suite 1008
Scottsdale, Arizona 85258



                                 QUIT-CLAIM DEED

         For Ten Dollars and other valuable consideration, ALANCO ENVIRONMENTAL RESOURCES CORPORATION, an Arizona corporation, hereby Quit-Claims to GOLD AND MINERALS COMPANY, INC., a Nevada corporation, all right, title, or interest in the following described real property situate in Mohave County, Arizona:

                                        See exhibit A attached hereto.


Exempt per ARS 11-1134 A.7

Dated: September 3, 1999

                               ALANCO ENVIRONMENTAL RESOURCES CORPORATION an Arizona corporation


                                          By /s/ Robert R. Kauffman
                                      -----------------------------------------
                                      Robert R. Kauffman, President

STATE OF ARIZONA        )
                        ) ss.
County of Maricopa      )


     This instrument was acknowledged and executed before me this 3rd day of September, 1999, by Robert R.Kauffman, President of Alanco Environmental Resources Corporation, an Arizona corporation, on behalf of the corporation.

                                        /s/ Steven P. Oman
                                       -------------------------

My Commission Expires:                  /stamp/ Oct 24, 1999


EXHIBIT B - Attachment


C.O.D. Property



                           County Recorder        B.L.M.
Claim Name                 Book        Page       A.M.C. Nos.
- ------------           ---------     -------     ---------------

JAYNE                     841        806-807        175025
KIM                       841        808-809        175026
ERIC                      841        810-811        175015
MARC                      841        812-813        175030
O.J.B.                    841        814-815        175033
GOLDEN MOON               841        816-817        175024
RICO                      841        834-835        175039
NOON NO.1                 841        832-833        175032
WHITE EAGLE               841        850-851        175044
WHITE EAGLE #2            841        852-853        175045
REUBE                     841        848-849        175035
UNIT                      841        846-847        175043
RENO                      841        844-845        175034


                                EXHIBIT C

                        CERTIFICATE OF DESIGNATION

                ESTABLISHING THE RIGHTS AND PREFERENCES OF
                           10% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                         GOLD AND MINERALS COMPANY, INC.
                           a Nevada corporation


     I, the undersigned, LARRY L. LOZENSKY, do hereby certify:

     (1)   I am the Chairman and Secretary of GOLD AND MINERALS COMPANY, INC.,

a Nevada corporation (the Corporation").

     (2)   Pursuant to the authority granted under the Corporation's Articles of Incorporation, the Board of Directors of said Corporation, by unanimous consent in writing effective as of August 31, 1999 has duly adopted the following recitals and resolutions:

          "WHEREAS, this Corporation is authorized by its Articles of Incorporation to issue 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"); and

          "WHEREAS, this Corporation has not previously designated any series of its Preferred Stock; and




          "WHEREAS, the Board of Directors of this Corporation is authorized, as to the Preferred Stock, within the limitations and restrictions stated in the Articles of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, such provisions as may be desired concerning dividends, redemption, voting, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors; and

          "WHEREAS, the Board of Directors of this Corporation desires, pursuant to its authority granted under the Articles of Incorporation, to determine and fix the rights, preferences, privileges and restrictions relating to a first series of said Preferred Stock, and to fix the number of shares constituting and the designation of such series;

          "NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized a series of Preferred Stock on the terms and with the provisions herein set forth:


          Section 1.   Designation, Number and Restrictions on Issuance.   The
   designation of the series of Preferred Stock authorized by these resolutions shall be "10% Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock"). The authorized number of shares constituting the Series A Preferred Stock shall be Five Million (5,000,000) shares. The Board of Directors is further authorized, within the limitations and restrictions set forth in the Articles of Incorporation or stated in any resolution or resolutions of the Board of Directors, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of Series A Preferred Stock subsequent to the issuance of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of these or any subsequent resolutions originally fixing the number of shares of such series.


          Section 2.   Conversion Rights.

          2.1. As used herein, the term "Common Stock" shall mean and include the Corporation's Common Stock, $.001 par value, as constituted on August 31, 1999, and as the same shall be constituted thereafter including adjustments required for any capital reorganization or reclassification thereof subsequent to August 31, 1999. On September 1, 2000 if the Common Stock of the Corporation is publicly traded as described below in Section
   2.3 and without the election of the holders of Series A Preferred Stock (except as permitted by Section 2.4 below) and up to the close of business on the second business day immediately preceding a date fixed for redemption of Series A Preferred Stock in accordance with Section 7 below at the election of the respective holders of Series A Preferred Stock, subject to the terms and conditions set forth herein, issued and outstanding shares of the Series A Preferred Stock and any accrued and unpaid dividends thereon shall be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the conversion ratio as defined in Section 2.2 below, subject to adjustment as provided in Section 2.7 below (herein called the "Conversion Ratio").

          2.2. The Conversion Ratio shall be equal to the quotient of $1.00 divided by the Market Value of the Common Stock. The Market Value of the


   Common Stock shall be determined as the average of the closing bid price of the Common Stock on any securities exchange or as reported by the National Association of Securities Dealers Automated Quotation System on the last ten
   (10) trading days prior to the date of conversion. Upon conversion the number of Common Stock shares to be issued to each Series A Preferred Stockholder shall be equal to the number of Series A Preferred Stock shares held by such Shareholder multiplied by the Conversion Ratio.

          2.3 In the event the Common Stock is not trading on September 1, 2000, then the Series A Preferred Stock shall be converted into Common Stock without the election of the holders of the Series A Preferred Stock at the Conversion Ratio of 2.5 (2.5 shares of Common Stock upon conversion of 1.0 share of Series A Preferred Stock), subject to adjustment as provided in
   Section 2.7 below. "Not trading" as used in the preceding sentence shall mean if there is no closing bid price for the Common Stock on any securities exchange or reported by the National Association of Securities Dealers Automated Quotation System on any of the last ten (10) trading days prior to September 1, 2000.


          2.4. In the event the Market Value of the Common Stock shall equal or exceed Ten Dollars ($10.00) per share before September 1, 2000 and continues above said price, the respective holders of the Series A Preferred Stock may convert their respective Series A Preferred Shares into Common Stock at the Conversion Ratio.

          2.5. In order to exercise the conversion privilege, a holder of outstanding shares of Series A Preferred Stock shall surrender certificates for the Series A Preferred Stock to be converted and exchanged at the principal office of the Corporation, and shall give written notice to the Corporation at said office that the holder elects to convert such Series A Preferred Stock into shares of the Corporation's Common Stock. Such notice shall also state the name or names (with addresses) in which certificates for shares of Common Stock issuable on such conversion shall be issued, subject to compliance with applicable securities laws.
          2.6. The Corporation shall not issue fractions of shares of Common Stock upon conversions of shares of Series A Preferred Stock. If more than one certificate representing shares of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Market Value of such fractional interest. So long as there is outstanding any Series A Preferred Stock, there shall be reserved unissued, out of the authorized but unissued shares of Common Stock, at least TEN MILLION (10,000,000) shares of Common Stock to provide for conversion of Series A Preferred Stock in accordance with the provisions of this Section 2.

          2.7. The Conversion Ratio shall be subject to adjustment from time to time hereafter as follows:

          (A) In the event the Corporation at any time after August 31, 1999 shall issue a stock dividend on its outstanding shares of Common Stock or shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Conversion Ratio and number of shares issuable upon conversion of the Series A Preferred Stock shall be proportionately and equitably adjusted as if the holder of record of Series A Preferred Stock had converted shares of Series A Preferred Stock into Common Stock immediately prior to such event. Any such adjustment shall become effective at the close of business on the date that such stock dividend, subdivision or combination relating to the Common Stock shall become effective. For the purposes of such adjustment, the Conversion Ratio in effect immediately prior to such stock dividend, subdivision or combina-tion shall forthwith be changed to a Conversion Ratio determined by:

               (i) dividing the total number of shares of Common Stock outstanding immediately after the stock dividend, subdivision or combination, by an amount equal to the total number of shares of Common Stock outstanding immediately prior to such stock dividend, subdivision or combination; and

               (ii) multiplying the result of clause (i) above by the actual Conversion Ratio in effect immediately prior to such stock dividend, subdivision or combination.

   and the total of shares of Common Stock thereafter issuable and deliverable on conversion of the Series A Preferred Stock shall be the number of shares obtained by applying the Conversion Ratio as so adjusted.

          (B) In case of any capital reorganization or any reclassification of the shares of Common Stock of the Corporation (other than as a result of a stock dividend, subdivision or combination, as aforesaid), or in case of any consolidation with or merger of the Corporation into or with another corporation, or the sale, lease or other disposition of the properties of the Corporation as an entirety or substantially as an entirety, then as a part of such reorganization, reclassification, consolidation, merger, sale, lease or other disposition, as the case may be, lawful provision shall be made so that the holders of record of the Series A Preferred Stock shall have the right at that time to convert their respective Series A Preferred Stock at the Market Value and to receive upon such conversion thereof the kind and amount of shares of stock or other securities or property which such holders would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, sale, lease or other disposition, such holders had held the number of shares of Common Stock which were then issuable upon the conversion of the Series A Preferred Stock then held by them. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of record of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such Series A Preferred Stock.

          2.8. Upon any conversion of Series A Preferred Stock in accordance with the foregoing, all of such shares of Series A Preferred Stock shall be canceled and revert to the status of authorized and unissued shares of Preferred Stock.


          Section 3.   Registration of Common Stock.
                         3.1.(a) If the Corporation proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), on any registration statement, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities, would not be available for the Common Stock or relates to any employee benefit plan or reorganization of the Corporation), it shall as expeditiously as possible give written notice to all registered holders of Series A Preferred Stock of such holders' "Piggyback Registration Rights" as set forth in this Section
   3. Upon the written request (which request shall, if applicable, specify that a holder shall be required to exercise the right to convert and the number of shares of Common Stock intended to be sold by such holder after exercise) of any holder made within 20 days after receipt of any such notice, the Corporation shall (subject to the additional terms of this Agreement) include in the registration statement the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the "Registrable Securities") which the Corporation has been so requested to register by the holder thereof and the Corporation shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days).

                          (b) If, at any time after giving written notice of its intention to register Registrable Securities in a Piggyback Registration but prior to the effective date of the related registration statement, the Corporation shall determine for any reason not to register any Common Stock, the Corporation shall give notice of such determination to each holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Corporation shall cease if the Corporation determines to terminate prior to such effective date any registration pursuant to this
   Section 3.1.

                           (c)  If a Piggyback Registration involves an
   offering by or through underwriters, all holders requesting to have their Registrable Securities included in the Corporation's registration statement must sell their Registrable Securities to the underwriters selected by the Corporation on the same terms and conditions as apply to other selling shareholders, and any holder requesting to have its Registrable Securities included in such registration statement may elect in writing, not later than three business days prior to the effectiveness of the registration statement filed in connection with such registration, not to have its Registrable Securities so included in connection with such registration.

                            (d)   If a Piggyback Registration involves an
   offering by or through underwriters, the Corporation, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each holder requesting to have Registrable Securities included in the Corporation's registration statement that such inclusion would materially adversely affect such offering, provided that if other selling shareholders who are employees, officers, directors or other affiliates of the Corporation have requested registration of securities in the proposed offering, the Corporation will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities held by holders of the Series A Preferred Stock, and any such reduction or elimination (after taking into account the effect of preceding clause) shall be pro rata to all other holders of the securities of the Corporation exercising 'piggyback registration rights similar to those set forth herein in proportion to the respective number of shares of Registrable Securities they have requested to be registered.





                   3.2 . (a) At any time after September 1, 2000 and provided the Registrable Securities, upon conversion, are not otherwise qualified for sale under an exemption available under the Securities Act, holders of an aggregate of 75% of all outstanding Series A Preferred Stock may exercise their "Demand Registration Rights" as described herein for registration covering the public sale of Registrable Securities hereunder. As soon as practicable thereafter, the Corporation shall use its best efforts to file a registration statement with respect to the Registrable Securities which holders have requested to be registered and obtain the effectiveness thereof, and to take all other action necessary under any federal or state law or regulation to permit such Registrable Securities to be sold or otherwise disposed of, and the Corporation shall maintain such compliance with each such federal and state law and regulation for the period necessary for such holders to effect the proposed sale or other disposition; provided that the Corporation shall have the right to delay such registration under certain circumstances for up to 90 days during any 12 month period. The Corporation shall be required to effect one registration or qualification pursuant to this Section 3.2, and shall not be obligated to effect a registration during the six month period commencing with the date of any other registration under the Securities Act in which Registrable Securities were registered.

                           (b) The Corporation may delay any registration under this Section 3.2 for not more than 90 days if management determines in good faith that such delay is necessary to consummate a pending transaction. If the registration is delayed, management will notify the holders of Series A Preferred Stock within three weeks after receipt of notice specified in
   Section 3.2(a) of the delay but shall not be required to provide any information to any holder regarding the existence or the nature of any pending transactions.

                   3.3.(a) Subject to paragraph (b) of this Section 3.3, the registration rights of the holders pursuant to this Agreement and the ability to offer and sell Registrable Securities pursuant to a registration statement are subject to the following conditions and limitations, and each holder agrees with the Corporation that:

                        (i) If the Corporation determines in its good faith judgment that the filing of a registration statement under Section 3.1 or
   Section 3.2 hereof or the use of any prospectus would require the disclosure of important information which the Corporation has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Corporation's ability to consummate a significant transaction, upon written notice of such determination by the Corporation, the rights of the holders to offer, sell or distribute any securities pursuant to the registration statement or to require the Corporation to take action with respect to the registration or sale of any securities pursuant to the registration statement (including any action contemplated by Section 3.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Corporation notifies the holders in writing that suspension of such rights for the grounds set forth in this Section 3.3(a)(i) is no longer necessary.

                         (ii) If all reports required to be filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Corporation has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Corporation to the holders, the rights of the holders to offer, sell or distribute any securities pursuant to the registration statement or to require the Corporation to take action with respect to the registration or sale of any securities pursuant to the registration statement (including any action contemplated by Section 3.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Corporation has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the registration statement.

                         (iii) In the case of the registration of any underwritten primary equity offering initiated by the Corporation (other than any registration by the Corporation on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), each holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of securities (or any option or right to acquire securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such holder, which period may be of a duration of 90 days or more.

                            (iv) In the event that the Corporation plans to
   repurchase or bid for securities of the Corporation in the open market, on a private solicited basis or otherwise, and the Corporation determines, in its reasonable good faith judgment and based upon the advice of counsel to the Corporation (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule ("Rule 10b-6"), be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by holders of any Registrable Securities, as the case may be, under any registration statement filed pursuant to this Agreement, the Corporation shall be entitled, for a period of 90 days or more, to request that holders of Registrable Securities, to suspend or postpone such distribution pursuant to such registration statement (a "10b-6 Election"). The Corporation shall, as promptly as practicable, give such holder or holders written notice of such 10b-6 Election, stating the basis for the Corporation's determination. As promptly as practicable following the determination by the Corporation that the holders or holders may commence or recommence their distribution pursuant to the registration statement without causing the Corporation to be in violation of Rule 10b-6, the Corporation shall give such holder or holders written notice of such determination.

                    (b) Notwithstanding the provisions of Section 3.3(a) above, the aggregate number of days (whether or not consecutive) during which the Corporation may delay the effectiveness of a registration statement or prevent offerings, sales or distribution by the holders thereunder pursuant to Section 3.3(a) shall in no event exceed 180 days during any 12-month period.

                    (c) The Corporation may require each selling holder of Registrable Securities, as a condition to the inclusion of the Registrable Securities of such selling holder in the registration statement or in any offering thereunder, as the case may be, to furnish to the Corporation such information regarding the holder and the distribution of such securities as the Corporation may from time to time reasonably request (which request shall be confirmed in writing if requested by the Corporation) in order to comply with applicable law and such other information as may be legally required in connection with such registration or offering, and the holder shall promptly provide such information and a written consent to the inclusion of such information in the registration statement or any prospectus or supplement thereto; provided that the failure of any holder to provide such information to the Corporation shall not in any way affect the obligations of the Corporation hereunder with respect to any other holder.

          3.4. In connection with the obligations of the Corporation with respect to the registration statement pursuant to Section 3.1 or Section 3.2, hereof and subject to Section 3.3 hereof, the Corporation shall:

               (a) (i) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act, (A) which form shall be selected by the Corporation and shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling holders thereof (provided that the Corporation shall not be required to use any form other than Form S-1, S-2 or S-3 or any successor form and shall not be required to file more than one registration statement with the Commission) and (B) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be so included or incorporated by reference, further provided that subject to the registration statement and prospectus being in compliance with the requirements of the Securities Act and the Exchange Act (including all rules and regulations of the Commission thereunder), the Corporation has the sole discretion to determine the form, substance and presentation of any financial or other information included in any registration statement or prospectus, and whether such information should be included in such registration statement or prospectus; and (ii) use its reasonable best efforts to cause such registration statement to become effective and remain effective in accordance with Section 3.1 and Section 3.2 hereof;

               (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

               (c) in the event that any federal law or regulation binding on the Corporation and adopted after the date hereof so requires (and would also so require if the Registrable Securities were being offered in a primary offering by the Corporation rather than by the holders), use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other federal governmental agencies or authorities in the United States, if any, as may be required by virtue of the business and operations of the Corporation to enable the selling holders to consummate the disposition of such Registrable Securities;

               (d) furnish to each holder of Registrable Securities and to each managing underwriter of an underwritten offering of Registrable Securities pursuant to Section 4(1) of the Securities Act, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto as such holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;




               (e) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any holder of Registrable Securities of such class covered by the registration statement shall, on 20 days prior written notice, reasonably request in writing. Such notice to be sent at any time prior to the applicable registration statement being declared effective by the Commission. The Corporation shall maintain such registration or qualification in effect during the applicable period provided in Section 3.1 or Section 3.2 hereof; provided, however, that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4(e);
   (ii) subject itself to taxation in any such jurisdiction; (iii) make any change to its Articles or Incorporation or Bylaws; or (iv) become subject to general service of process in any jurisdiction where it is not then so subject;

               (f) notify each holder of Registrable Securities as promptly as practicable after becoming aware thereof and (if requested by any such holder) confirm such notice in writing (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of any request by the Commission or any state securities authority for amendments and supplements to the registration statement and any prospectus or for additional information relating to the Registrable Securities or the registration or qualification thereof after the registration statement has become effective; (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) if the representations and warranties of the Corporation contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Registrable Securities cease to be true and correct in any material respect prior to the closing date specified in such agreement (provided such notice shall be given only to holders which are parties to the agreements pursuant to which such representations and warranties are made), or if the Corporation receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event during the period (other than any suspension period referred to in Section 3.3(a)) during which the registration statement is required hereunder to be effective as a result of which the registration statement or any prospectus would contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

               (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of the Registrable Securities for sale in any jurisdiction as promptly as practicable;

               (h) furnish to each holder of Registrable Securities, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

               (i) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the registration statement and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders may reasonably request (in each case, provided such certificates are requested in writing at least three business days prior to any delivery thereof);

               (j) upon the occurrence of any event contemplated by Section 3.4(f)(v) hereof, use its reasonable best efforts as promptly as practicable to prepare and file with the Commission a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section ll (a) of the Securities Act and Rule 158 under the Securities Act;

              (l) use its reasonable best efforts to (i) cause all Registrable Securities to be listed or quoted on any securities exchange or quotation system on which the Corporation's outstanding Common Stock is then listed or quoted; and

               (m) obtain a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

   Each holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3.4(f)(v) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4(j) hereof, or until it is advised in writing by the Corporation that the use of such prospectus may be resumed and, if so directed by the Corporation, such holder will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Corporation shall use its reasonable best efforts to promptly prepare and provide to the holders a supplemented or amended prospectus contemplated by such Section 3.4(j) hereof. In the event the Corporation shall give any such notice, the period during which such registration statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.4(f)(v) hereof to including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.4(j) hereof.

          3.5  (a)   The Corporation will bear all reasonable expenses incident to the performance of or compliance with its obligations of a Piggyback Registration under this Agreement and the holders of the Series A Preferred stock will bear all reasonable expenses incident to the performance of or compliance with its obligations of a Demand Registration under this
   Agreement.   The phrase "all reaonsable expenses" in the preceding sentence shall include without limitations, all registration and filing fees, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for the holders in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the officers and employees of the Corporation performing legal or accounting duties), and reasonable fees and disbursement of counsel for the Corporation and its independent certified public accountants (including the reasonable expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Corporation elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Corporation in connection with such registration, reasonable fees and expenses of any other persons retained by the Corporation and the fees and expenses associated with any required filing with the National Association of Securities Dealers, Inc. ("NASD") (all such expenses being herein called "Registration Expenses"). Notwithstanding the foregoing, the Corporation is not required to pay any fees or expenses of holders, underwriters, the holder's or any underwriter's counsel (other than the blue sky counsel referred to above) or accountant or any other advisers, including any transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in the respect of Registrable Securities.

               (b) Each holder shall pay all costs and expenses incurred by such holder (including all transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in respect of Registrable Securities). To the extent that any Registration Expenses are incurred, assumed or paid by any holder or any placement or sales agent therefor or underwriter thereof with the Corporation's prior written consent, the Corporation shall reimburse such person for the full amount of the registration expenses so incurred, assumed or paid within a reasonable time after receipt of a written request therefor. Any registration expenses submitted by any holder, placement or sales agent or underwriter or on behalf of any such person for payment by the Corporation shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.


          Section 4. Voting Rights. The holders of Series A Preferred Stock shall be entitled to vote with one vote per share as holders of Common Stock on all matters on which Common Stockholders of the Corporation are entitled to vote, in addition to any voting rights required by law.


          Section 5. Rank and Preference. Shares of Series A Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, have preference over and rank prior to all classes of Common Stock and shall rank pari passu with all other series of Preferred Stock. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the Corporation are not paid in full, the shareholders of all series of Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.





          Section 6.   Dividends and Restrictions on Certain Repurchases.

          6.1 The holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 10% per annum, or ten cents ($0.10) per share. Each of such annual dividends shall be fully cumulative and shall accrue (whether or not declared or permitted to be paid), from the first day such shares were first issued. The Corporation shall declare annual dividends and any appropriate portion thereof prior to any conversion or redemption of the Series A Preferred Stock.

          6.2. In the event any shares of Series A Preferred Stock shall be outstanding for more or less than the period covered by such dividend year, the amount of the dividend shall be prorated for such periods. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time the dividend is declared; provided, however, that such record date shall be not more than 30 days nor less than 10 days prior to the respective dividend payment date.

          6.3. All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

          6.4. No dividends, other than dividends payable solely in Common Stock, shall be declared by the Board of Directors on any class or series of equity securities of the Corporation unless and until such time as all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full or unless the Series A Preferred Stock has been redeemed in accordance with its terms or are fully converted into Common Stock of the Corporation or are otherwise reacquired and retired in full by the Corporation. The Corporation may not pay or set apart for payment, other than dividends or other distributions or payments payable solely in Common Stock, any other distributions on any shares of the Corporation's Common Stock, and may not purchase or otherwise redeem for cash or other tangible property, other than in shares of Common Stock, any shares of the Corporation's Common Stock or any warrants, rights or options exercisable for or convertible into any shares of Common Stock unless and until such time as the Series A Preferred Stock has been redeemed in accordance with its terms or are fully converted into Common Stock of the Corporation or are otherwise reacquired and retired in full by the Corporation.

          6.5. (a) In event the Corporation shall have accrued the payment of dividends beyond a date on which dividends would otherwise be declared hereunder, the Corporation, at the election of its Board of Directors made at any time thereafter (so long as such dividends have not been paid in cash), may elect to pay all cumulative accrued dividends otherwise due and payable in shares of Series A Preferred Stock in lieu of cash. In such event, the Corporation shall advise each holder of record of Series A Preferred Stock in writing on the Record Date, not more than 30 days nor less than 10 days prior to the respective dividend payment date, of the Corporation's election to make such dividend payment in shares of the Series A Preferred Stock.

               (b) For any dividend payment to be made in Series A Preferred Stock as herein provided, the number of shares issuable for such dividend payment shall be determined by dividing the cumulative accrued dividend payments due on said dividend payment date by the $1.00 face value of the Series A Preferred Stock.







          Section 7.   Liquidation, Dissolution or Winding-Up.

          7.1. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock then outstanding shall be entitled to receive ratably, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other equity securities of the Corporation other than Preferred Stock, by reason of their ownership thereof, the sum of ONE DOLLAR ($1.00) per share outstanding plus all accrued and unpaid dividends thereon, each payable in cash (which may be payable from either capital or surplus) or, if cash is not then available, in property of the Corporation. In the event it is necessary or advisable for the Corporation to determine the value of property for any purpose hereunder, the value of such property so received by holders of Series A Preferred Stock will be deemed to be its fair market value as determined in good faith by the Board of Directors of the Corporation unless a majority in interest of the holders of issued and outstanding Series A Preferred Stock shall demand an independent appraisal of such property. If, upon the occurrence of any such event, the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount due to them hereunder, then the entire assets of this Corporation legally available for distribution shall be distributed ratably among the holders of all series of the Preferred Stock. Except as provided above, holders of the Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          7.2. For the purposes of this Section 7, a sale of all or substantially all of the assets of this Corporation or a merger of the Corporation with or into any other corporation or corporations where the Corporation is not the surviving entity, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of Section 7.1 unless no provision has been made for the exchange of securities for Series A Preferred Stock in connection with the consummation of any such sale of assets or merger.

          7.3. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.


          Section 8.  Redemption.

          8.1. The Corporation shall have no mandatory obligation to redeem shares of Series A Preferred Stock; provided, however, in the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, or in the event or sale of all or substantially all of the assets of this Corporation or a merger of the Corporation with or into any other corporation or corporations where the Corporation is not the surviving entity and in which no provision has been made for the exchange of securities for Series A Preferred Stock, each share of Series A Preferred Stock then outstanding shall be entitled to receive the consideration specified in Section 7.1 above.

          8.2. The Corporation at its option, at any time and from time to time, may redeem all or any portion of the Series A Preferred Stock (and if only a portion, in an amount equal to an even multiple of 10,000 shares)


   then outstanding at a redemption price of ONE DOLLAR ($1.00) per share plus the payment of all accrued and unpaid dividends on the shares so redeemed.

          8.3. Upon any redemption of Series A Preferred Stock, written notice shall be given to the holders of the Series A Preferred Stock for shares to be purchased or redeemed at least thirty (30) days prior to the date fixed for redemption. The notice shall be addressed to each such stockholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is so given, at the last known address of such shareholder. Such notice shall specify the date fixed for redemption, shall state that all shares of Series A Preferred Stock outstanding are to be redeemed and the number of shares of Series A Preferred Stock to be so redeemed, and shall call upon such holder to surrender to the Corporation on said date, at the place designated in the notice, such holder's certificate or certificates representing the shares to be redeemed on the date fixed for redemption stated in such notice. Unless such person shall elect to convert the same into Common Stock in accordance with Section 2 above, each holder of shares of Series A Preferred Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price on the date fixed for redemption.

          8.4. If, on or prior to any date fixed for redemption, the Corporation deposits, with any bank or trust company in the United States, as a trust fund, a sum sufficient to redeem all shares of Series A Preferred Stock called for redemption which have not theretofore been surrendered for conversion, with irrevocable instructions and authority to the bank or trust company to pay, on or after the date fixed for redemption, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of redemption the shares to be redeemed shall be redeemed and dividends and other distributions on those shares shall cease to accrue after the date such shares were called for redemption. The deposit shall constitute full payment for the shares of Series A Preferred Stock to their holders and from and after the date of the deposit the shares of Series A Preferred Stock shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest upon surrender of their certificates therefor and the right to receive from the Corporation any accrued dividends thereon through the date such shares were called for redemption. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Corporation.

          8.5. In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as may be determined by the Board of Directors. In case it shall designate by lot the shares so to be redeemed, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot shall be conducted.
          8.6. Notwithstanding anything contained herein to the contrary, the Corporation may not redeem any shares of Series A Preferred Stock and no sums therefor shall be paid or set aside for payment by the Corporation if, at the time and after giving effect to such payment, the same is prohibited by the laws of the State of Nevada.

          8.7. Upon any redemption of Series A Preferred Stock in accordance with the foregoing, all of such shares of Series A Preferred Stock shall be canceled and revert to the status of authorized and unissued shares of Preferred Stock.


          Section 9.  Required Notices.  In case at any time:

   (a) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

   (b) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of such cases, the Corporation shall cause to be mailed to the holders of record of then outstanding shares of Series A Preferred Stock (i) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.


          Section 10.   Amendments and Additional Covenants.

          10.1. So long as any Series A Preferred Stock shall be outstanding, this Corporation shall not, without the prior approval of the holders of not less than a majority of the then issued and outstanding shares of Series A Preferred Stock voting as a class, permit the Corporation to amend or repeal any provision of, or add any provision to, this Certificate or the Corporation's Articles of Incorporation or bylaws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.
          10.2. So long as any Series A Preferred Stock shall be outstanding, the Corporation shall:

   (a) maintain its books of account and financial statements and records in accordance with generally accepted accounting principles, and all determinations hereunder, if any, which are dependent upon a calculation of the Corporation's financial condition shall be determined in accordance with generally accepted accounting principles;

   (b) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property, or business of the Corporation or any subsidiary, except where the Corporation is contesting any of the foregoing in good faith by appropriate proceedings; and



   (c) keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto, and the Corporation shall at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfei-ture thereof or thereunder.

          10.3. So long as any Series A Preferred Stock shall be outstanding, the Corporation shall furnish to each holder of record of the Series A Preferred Stock as soon as practicable, but in any event within 150 days after the end of each fiscal year of the Corporation, an income statement, statement of cash flow and statement of changes in stockholders' equity for such fiscal year, and a balance sheet of the Corporation as of the end of such year, such year-end financial statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Board of Directors of the Corporation.

          "RESOLVED FURTHER, that the President or any Vice President of this Corporation and the Secretary or any Assistant Secretary of the Corporation are hereby authorized and directed to prepare, sign, and file with the Secretary of the State of Nevada a Certificate of Designation of Series A Preferred Stock of the Corporation in accordance with the resolutions set forth herein."

   (3) We further certify that the authorized number of shares of Preferred Stock of this Corporation is 10,000,000 shares; and that the number of shares constituting the first series of Preferred Stock established by the foregoing resolutions, none of which have been issued, is 5,000,000 shares.


(Signature Page Follows)

   IN WITNESS WHEREOF, we have executed this instrument as of the dates set forth below.


/S/Larry L. Lozensku
- -----------------------------
Larry L. Lozensky, President



/Larry L. Lozensku
- ------------------------------
Larry L. Lozensky, Secretary




State of Arizona         )
                         ) ss.:
County of Maricopa       )







          On September __, 1999, personally appeared before me, a Notary Public, Larry L. Lozensky, who acknowledged that he executed the above instrument.



(Notary Stamp or Seal)
                                       Signature of Notary